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                                  EXHIBIT 10.18

                                 AMENDMENT NO. 1
                                       TO
                          EXECUTIVE SEVERANCE AGREEMENT
                                (THE "AGREEMENT")


         Reference is made to the Agreement between you (the "Executive") and the undersigned Corporation with respect to certain severance arrangements which apply only in the event that a Change in Control of the Corporation occurs after the date of the Agreement.

         Capitalized terms used herein shall have the meanings given to them in the Agreement unless expressly provided otherwise.

         As an inducement to the Executive to continue his employment with the Corporation, the Agreement is hereby amended as follows:

         A. Paragraph 18 of the Agreement is amended in its entirety to state:

                  Absent a change in control or unless extended in writing by the parties hereto, this Agreement shall expire on January 14, 2001.

         B. The last sentence of Paragraph 6.a. is deleted in its entirety and the following provision substituted therefor:

                  Any election by the Executive pursuant to this paragraph shall be made by the Executive and submitted to the Corporation by the thirtieth (30th) day following the Termination Date, and the Corporation shall pay to the Executive the Severance Benefits specified in such election in one (1) or two (2) installments, as the case may be, the first installment to be in an amount equal to the maximum amount which can be paid to the Executive which does not, in combination with all other compensation received by the Executive in the same fiscal year, exceed the deductible limit for the Executive's compensation under Internal Revenue Code Section 162(m). The first installment shall be paid within (5) business days of receipt of such election, and the second installment, if needed, which shall equal the balance, if any, due to the Executive under such election, shall be paid within ten (10) days of the close of the Corporation's fiscal year in which the first installment was paid.

         C. Paragraph 6.c is deleted in its entirety and the following provision substituted therefor:

                  For purposes of this Paragraph 6, Present Value means the value determined under the rules provided in Proposed Treasury Regulations under Section 280G of the Code, and Base Amount means the average annual compensation payable to the Executive by the Corporation and includable in the Executive's

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                  gross income for Federal income tax purposes during the
                  shorter of the period consisting of the most recent five taxable years ending before the date of any Change in Control or the portion of such period during which the Executive was an employee.

         Except as specifically provided in this Amendment No. 1, the provisions of the Agreement remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, this Amendment No. 1 is executed by or on behalf of the undersigned as of October 15, 1998.

                                          TRANSTECHNOLOGY CORPORATION


                                          By: _______________________________
                                                 Michael J. Berthelot
                                                 Chairman, President and
                                                 Chief Executive Officer


Accepted and agreed:

________________________________
Employee Signature



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